AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 23,
2001                                    REGISTRATION NO. 333-


               SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C.  20549

                            FORM S-8

                  REGISTRATION STATEMENT UNDER

                   THE SECURITIES ACT OF 1933


                   Transtech Industries, Inc.
                      (Name of Registrant)


     Delaware                                      22-1777533
(State of Incorporation)                       (I.R.S. Employer
                                               Identification No.)

          200 Centennial Avenue, Piscataway, NJ  08854
                  (Principal Executive Offices)

       Transtech Industries, Inc. 2001 Employee Stock Plan
                         (Title of Plan)

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                   Transtech Industries, Inc.
                      200 Centennial Avenue
                  Piscataway, New Jersey  08854
                   (Name and Address of Agent)

                         (732) 981-0777
                   (Telephone Number of Agent)

                 Calculation of Registration Fee


Title of       Amount to     Proposed    Proposed   Amount of
Securities     be            maximum     maximum    registration
to be          registered    offering    aggregate  fee
registered     (1)           price per   offering
                             unit (2)    price (2)

Common         150,000       $.06        $9,000.00  $2.25
Stock          shares

(1) Plus such additional number of shares as may be required pursuant to the Plan in the event of a stock dividend, stock split or similar event.
(2) Estimated solely for purposes of determining the registration fee pursuant to Rule 457(c), based on the average of the bid and asked price in the over-the-counter market for the Common Stock as of March 22, 2001.


                             PART II

ITEM 3.    INFORMATION REQUIRED IN THE REGISTRATION STATEMENT.

     The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated in this Registration Statement by reference and shall be deemed a part hereof:

(a)  The Annual Report on Form 10-KSB for the fiscal year ended
     December 31, 1999 of Transtech Industries, Inc. (the
     "Corporation" or the "Registrant");

(b) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the
     "Exchange Act") since the end of the fiscal year covered by the Annual Report referred to in (a) above; and

(c) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 10 filed with the Commission under Section 12 of the Exchange Act on September 5, 1972, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 4.    DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145(a) of the General Corporation Law of the State of Delaware ("Delaware Corporation Law") provides, in general ,that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, because the person is or was a director or officer of the corporation. Such indemnity may be against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and if, with respect to any criminal action or proceeding, the person did not have reasonable cause to believe the person's conduct was unlawful.

     Section 145(b) of the Delaware Corporation Law provides, in general, that a corporation shall the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director of officer of the corporation, against any expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the Court of Chancery or such other court shall deem proper.

     Section 145(g) of the Delaware Corporation Law provides, in general, that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person in any such capacity, or arising out of the person's status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of the law. The Registrant has a directors and officers liability insurance policy.

     Article IX of the Registrant's By-laws requires indemnification to the fullest extent permitted under Delaware law of persons who now serve or who may hereafter serve as directors or executive officers of the Registrant.

     The foregoing statements are subject to the detailed provisions of Section 145 of the Delaware Corporation Law and
Article IX of the By-Laws of the Registrant.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.    EXHIBITS.

     Exhibit No.            Description

          4.1         Articles of Incorporation of the
                      Registration, as amended. (Incorporated herein by reference to Exhibit 3(a) of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1989.)

          4.2         Amended and Restated By-Laws of the
                      Registrant (Incorporated herein by reference to Exhibit 3(c) of the Registrant's Annual
                      Report on Form 10-KSB for the fiscal year ended December 31, 1993.)

          23          Consent of Independent Auditors.

ITEM 9.    UNDERTAKINGS.

     (a)   Rule 415 Offering

     The undersigned Registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                 (ii) To reflect in the prospectus any facts or
                      events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                 (iii)To include any material information with
                      respect to the plan of distribution not
                      previously disclosed in the Registration
                      Statement or any material change to such information in the Registration Statement;

                 provided, however, that paragraphs (a)(1)(i) and
                 (a)(1)(ii) do not apply if the Registration
                 Statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offerings of such securities at that time shall be deemed to be the initial bona fide offering thereof.
           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Filings Incorporating Subsequent Exchange Act Documents by Reference

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Request for Acceleration of Effective Date or Filing of Registration Statement on Form S-8

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                           SIGNATURES
The Registrant

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Piscataway, the State of New Jersey, on March 23, 2001.
                                  TRANSTECH INDUSTRIES, INC.

                                  By: /s/ Robert V. Silva

                                   Chairman of the Board and
                                   Chief Executive Officer



                        POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that the corporation whose signature appears above and each person whose signature appears below hereby constitutes and appoints each of Robert V. Silva and Andrew J. Mayer, Jr., and each of them, his, her or its attorneys-in-fact, each with full power of substitution and resubstitution, for him, her or it in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact or any of them, or any substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature                      Capacity              Date

/s/ Robert V. Silva            Chairman of the      March 23, 2001
Robert V. Silva                Board,Chief
                               Executive Officer,
                               President and
                               Director (Principal
                               Executive Officer)

/s/ Andrew J. Mayer, Jr.       Vice President -     March 23, 2001
Andrew J. Mayer, Jr.           Finance, Chief
                               Financial Officer,
                               Secretary and
                               Director (Principal
                               Financial and
                               Accounting Officer)

/s/ Arthur C. Holdsworth, III  Director              March 23, 2001
Arthur C. Holdsworth, III


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                          EXHIBIT INDEX


Exhibit No.           Description

          4.1 Certificate of Incorporation of the Registration, as amended. (Incorporated herein by reference to Exhibit 3(a) of the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1989.)

          4.2         Amended and Restated By-Laws of the
                      Registrant (Incorporated herein by reference to Exhibit 3(c) of the Registrant's Annual
                      Report on Form 10-K for the fiscal year ended December 31, 1993.)

          23          Consent of Independent Auditors.

EXHIBIT 23


                 CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
Transtech Industries, Inc.

We consent to the use of our reports included in or incorporated by reference in the Transtech Industries, Inc. Annual Report on Form 10-KSB for the fiscal year ended December 31, 1999, which is incorporated by reference herein.



                              /s/ Briggs Bunting & Dougherty, LLP




March 23, 2001